Exhibit 15.3

December 15, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 2, 2004 on our review of interim financial information of Sonoco Products Company for the three and nine month periods ended September 26, 2004 and September 28, 2003 is incorporated by reference in this amendment No. 1 to the Registration Statement on Form S-4.


Yours very truly,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP